STATE STREET BANK
                 INVESCO Funds Group - per Attached Addendum
                             Custodian Fee Schedule
--------------------------------------------------------------------------------

I.  Administration

Custody Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor corporate actions.

The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.


          ANNUAL FEES (BASIS POINTS) GROUP A
          ----------------------------------
Aggregate
Fund Net Assets                    Complex Wide
---------------                    ------------
First $10 Billion                  1.40 Basis Points
Next $10 Billion                    .70 Basis Points
Next $10 Billion                    .40 Basis Points
Remainder                           .25 Basis Points

Minimum Monthly Charge             None


II.  Global Custody

Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions.
Report portfolio positions.

A.     Country Grouping
Group  B                Group C               Group D                Group E
--------                -------               -------                -------
Australia               Austria               Botswana               Argentina
Canada                  Belgium               Brazil                 Bangladesh
Denmark                 Finland               China                  Bolivia*
Euroclear               Hong Kong             Czech Republic         Chile
France                  Indonesia             Ecuador*               Colombia
Germany                 Ireland               Egypt                  Cyprus
Italy                   Malaysia              Ghana                  Greece
Japan                   Mexico                Israel                 Hungary
New Zealand             Netherlands           Kenya                  India
Spain                   Norway                Luxembourg             Jamaica*
Switzerland             Philippines           Morocco                Jordan
U.K.                    Portugal              South Africa           Mauritus
                        Singapore             Sri Lanka              Namibia
                        Sweden                Taiwan                 Pakistan
                        Thailand              Trinidad and Tobago*   Peru
                                              Turkey                 Poland
                                              Zambia                 Slovakia*
                                              Zimbabwe               South Korea
                                                                     Tunisia *
                                                                     Uruguay
                                                                     Venezuela

* 17f-5 Ineligible at this time
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B.    Transaction Charges

                 Group B      Group C     Group D     Group E
                 -------      -------     -------     -------
                 $25          $50         $100        $150


C.     Holding Charges in Basis Points (Annual Fee)

                 Group B      Group C     Group D     Group E
                 -------      -------     -------     -------
                 7.5          15.0        40.0        50.0


III.  Portfolio Trades - For each line item processed - Group A

State Street Bank Repos                                         $7.00

DTC or Fed Book Entry                                           $7.00

New York Physical Settlements                                  $20.00

Maturity Collections                                              N/C

PTC Purchase, Sale, Deposit or Withdrawal                       $8.00

All other trades                                               $16.00


IV.   Options

Option charge for each option written or closing
      contract,  per issue, per broker                         $25.00

Option expiration charge, per issue, per broker                $15.00

Option exercised charge, per issue, per broker                 $15.00


V.     Lending of Securities

Deliver loaned securities versus cash collateral               $20.00

Deliver loaned securities versus securities collateral         $30.00

Receive/deliver additional cash collateral                      $6.00

Substitutions of securities collateral                         $30.00

Deliver cash collateral versus receipt
       of loaned securities                                    $15.00

Deliver securities collateral versus receipt
       of loaned securities                                    $25.00

Loan administration--mark-to-market per day, per loan           $3.00

VI.    Interest Rate Futures

       Transactions--no security movement                       $8.00


VIl.   Principal Reduction Payments

       Per Paydown                                             $10.00


VIll.  Dividend Charges   (For items                           $50.00
       held at the Request of Traders
       over record date in street form)


IX.   Special Services

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation.


X.    Shareholder-Check Writing Withdrawal

      Per Item                                                  $0.30


XI.   Out-of-Pocket Expenses

     A billing for the recovery of the following out-of-pocket expenses will be made as of the end of each month.

      Wire  Charges  ($5.00 per wire in and $5.50 out)
      Legal Fees
      Sub-custodian Charges limited to telex charges and taxes
      Other out-of-pocket expenses as negotiated by State Street and INVESCO

XIl.  Payment

     Upon proper notification of the above fees will be charged against the fund's custodian checking account within five (5) business days.


XIII.  Balance Credits

     Balance credits will be calculated based upon 90% of the monthly average balance of accounts at State Street using 91 day Treasury Bill Rate in effect at the month end. Balance Credits will be applied against Custody Fees. Excess balance credits may accumulate from month to month and will be reviewed and resolved periodically by State Street and INVESCO.


XIV.   Effective Date

       This schedule will be effective on January 1, 2000.

INVESCO Funds Group                       State Street Bank


By: /s/ Ronald L. Grooms                  By: /s/ Charles R. Whittemore, Jr.
    --------------------                      ------------------------------
Title:   Senior Vice President            Title:   Vice President

Date:   December 20, 1999                 Date:   December 16, 1999

INVESCO Funds Group - Appendix A

INVIESCO Stock Funds, Inc.
   INVESCO Endeavor Fund
   INVESCO Dynamics Fund
   INVESCO Blue Chip Growth Fund
   INVESCO Growth & Income Fund
   INVESCO S & P 500 Index Fund
   INVESCO Small Company Growth Fund
   INVESCO Value Equity Fund

INVESCO Bond Funds, Inc.
   INVESCO High Yield Fund
   INVESCO Tax-Free Bond Fund
   INVESCO Select Income Fund
   INVESCO U.S. Government Securities Fund

INVESCO Combination Stock and Bond Funds, Inc.
   INVESCO Balanced Fund
   INVESCO Equity Income Fund
   INVESCO Total Return Fund

INVESCO International Funds, Inc.
   INVESCO International Blue Chip Fund
   INVESCO Latin American Growth Fund
   INVESCO Pacific Basin Fund
   INVESCO European Fund

INVESCO Money Maket Funds, Inc.
   INVESCO Cash Reserves Fund
   INVESCO Tax-Free Money Fund
   INVESCO U.S. Government Money Fund

INVESCO Sector Funds, Inc.
   INVESCO Telecommunications Fund
   INVESCO Energy Fund
   INVESCO Financial Services Fund
   INVESCO Gold Fund
   INVESCO Health Sciences Fund
   INVESCO Leisure Fund
   INVESCO Realty Fund
   INVESCO Technology Fund
   INVESCO Utilities Fund

INVESCO Treasurer's Series Funds, Inc.
   INVESCO Treasurer's Money Market Reserve Fund
   INVESCO Treasurer's Tax-Exempt Reserve Fund

INVESCO Variable  Investment Funds, Inc.
   INVESCO VIF - Dynamics Fund
   INVESCO VIF - Blue Chip Growth Fund
   INVESCO VIF - Health  Sciences Fund
   INVESCO VIF - High Yield Fund
   INVESCO VIF - Equity  Income Fund
   INVESCO VIF - Realty Fund
   INVESCO VIF - Small  Company  Growth Fund
   INVESCO VIF - Technology  Fund
   INVESCO VIF - Total  Return  Fund
   INVESCO VIF - Utilities Fund
   INVESCO VIF - Financial Services Fund
   INVESCO VIF - Market Neutral  Fund
   INVESCO VIF - Telecommunications Fund

INVESCO Global Health Sciences Fund